UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

Commission File No. 333-168413

ON-AIR IMPACT, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	27-2692640 (I.R.S. Employer Identification No.)

130 Maple Avenue, Suite 6D, Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (732)-530-7300

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (732) 610-2435
T: (732) 530-9007
 F: (732) 530-9008
 philmagri@sourlislaw.com
www.sourlislaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 22, 2011, the Registrant sold and issued an aggregate of 137,500 shares of its common stock registered by the Registrant on a Registration Statement on Form S-1 (File No.: 333-168413) filed with the Securities and Exchange Commission on July 30, 2010 and declared effective by the SEC on February 17, 2011.  Pursuant to the Registration Statement, the Registrant registered an aggregate of 2,000,000 shares of its common stock under the Securities Act of 1933, as amended, and was offering such shares on a “best-efforts” basis for a purchase price of $0.10 per share (the “Offering”). Following the closing, the Registrant terminated the Offering.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

ON-AIR IMPACT, INC.

Date: June 28, 2011	By: /s/ DOROTHY WHITEHOUSE
Name: Dorothy Whitehouse Title: Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)